 Exhibit 4.3

CNH EQUIPMENT TRUST 2023-A

SALE AND SERVICING AGREEMENT

among

CNH EQUIPMENT TRUST 2023-A,

as Issuing Entity,

and

CNH CAPITAL RECEIVABLES LLC,

as Seller,

and

NEW HOLLAND CREDIT COMPANY, LLC,

as Servicer

Dated as of April 1, 2023

i

ii

EXHIBITS

EXHIBIT A	[RESERVED]
EXHIBIT B	[RESERVED]
EXHIBIT C	Form of Servicer’s Certificate
EXHIBIT D	Form of Assignment
EXHIBIT E	[RESERVED]
EXHIBIT F	[RESERVED]
EXHIBIT G	[RESERVED]
EXHIBIT H	Minimum Servicing Criteria to be Addressed in Assessment of Compliance Statement
EXHIBIT I	Form of Indenture Trustee’s Annual Certification
EXHIBIT J	Certification of Citibank, N.A.

SCHEDULES

SCHEDULE P	Perfection Representation and Warranties

iii

SALE AND SERVICING AGREEMENT (as amended or otherwise modified, this “Agreement”) dated as of April 1, 2023 among CNH EQUIPMENT TRUST 2023-A, a Delaware statutory trust (the “Issuing Entity” or the “Trust”), CNH CAPITAL RECEIVABLES LLC, a Delaware limited liability company (the “Seller”), and NEW HOLLAND CREDIT COMPANY, LLC, a Delaware limited liability company (the “Servicer”).

RECITALS

WHEREAS, the Issuing Entity desires to purchase a portfolio of Contracts purchased or originated by CNH Industrial Capital America LLC (“CNHICA”), in the ordinary course of business or acquired through the exercise of clean-up calls and sold to the Seller pursuant to the Purchase Agreement;

WHEREAS, the Seller is willing to sell such Contracts to the Issuing Entity; and

WHEREAS, New Holland Credit Company, LLC (“NH Credit”) is willing to service such Contracts.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article I
Definitions

Section 1.1.      Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture, dated as of the date hereof, between the Issuing Entity and Citibank, N.A.

Section 1.2.      Other Definitional Provisions. (a)  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)            As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)            The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including, without limitation,”.

(d)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)            References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation.

(f)            References to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms.

(g)            References to any Person include that Person’s successors and assigns.

Article II
Conveyance of Receivables

Section 2.1.      Conveyance of Receivables. (a)  In consideration of the Issuing Entity’s delivery to or upon the order of the Seller on the Closing Date of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under the following (collectively, the “CNHCR Assets”):

(i)            the Receivables, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all monies paid thereunder on or after the Cutoff Date;

(ii)           the security interests in the Financed Equipment granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Equipment;

(iii)          any proceeds with respect to the Receivables from claims on insurance policies covering Financed Equipment or Obligors (to the extent not used to purchase Substitute Equipment);

(iv)          the Purchase Agreement, including the right of the Seller to cause CNHICA to repurchase Receivables from the Seller under the circumstances described therein;

(v)           any proceeds from recourse to Dealers with respect to the Receivables;

(vi)          any Financed Equipment that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust;

(vii)         all funds on deposit from time to time in the Trust Accounts, including the Spread Account Deposit, and in all investments and proceeds thereof (including all income thereon); and

(viii)        the proceeds of any and all of the foregoing.

The above assignment shall be evidenced by a duly executed written assignment in substantially the form of Exhibit D (the “Assignment”).

(b)            [Reserved].

Section 2.2.      [Reserved].

Article III
The Receivables

Section 3.1.      Representations and Warranties of Seller. The Seller makes the following representations and warranties as to the Receivables on which the Issuing Entity is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)            Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Issuing Entity and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuing Entity. Immediately prior to the transfer and assignment herein contemplated, the Seller had good title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Issuing Entity shall have good title to each Receivable, free and clear of all Liens; and the transfer and assignment of the Receivables to the Issuing Entity has been, or within the timeframe required by Section 3.1(b) hereof will be, perfected under the UCC.

If (but only to the extent that) the transfer of the CNHCR Assets hereunder is characterized by a court or other governmental authority as a loan rather than a sale, the Seller shall be deemed hereunder to have granted to the Issuing Entity a security interest in all of Seller’s right, title and interest in and to the CNHCR Assets. Such security interest shall secure all of Seller’s obligations (monetary or otherwise) under this Agreement and the other Basic Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. The Seller shall have, with respect to the property described in Section 2.1, and in addition to all the other rights and remedies available to Seller under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

(b)            All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuing Entity a first priority perfected ownership interest in the

Receivables, and to give the Indenture Trustee a first priority perfected security interest therein, have been made, or will be made within 10 days after the Closing Date.

(c)            Perfection Representations. The Seller further makes all the representations, warranties and covenants set forth in Schedule P.

Section 3.2.      Repurchase upon Breach. (a)  The Seller, the Servicer or the Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1 or Section 6.1, or CNHICA’s representations and warranties made pursuant to Section 3.2(b) of the Purchase Agreement. Unless a breach pursuant to the sections and documents referenced in the preceding sentence shall have been cured by the last day of the second Collection Period after such breach is discovered by the Servicer or the Trustee or in which the Trustee receives written notice from the Seller or the Servicer of such breach, the Seller shall be obligated, and, if necessary, the Seller or the Trustee shall enforce the obligation of CNHICA under the Purchase Agreement to repurchase any Receivable materially and adversely affected by any such breach as of such last day. As consideration for the repurchase of the Receivable, the Seller shall remit the Purchase Amount in the manner specified in Section 5.5; provided, however, that the obligation of the Seller to repurchase any Receivable arising solely as a result of a breach of CNHICA’s representations and warranties pursuant to Section 3.2(b) of the Purchase Agreement is subject to the receipt by the Seller of the Purchase Amount from CNHICA. Subject to the provisions of Section 6.3, the sole remedy of the Issuing Entity, the Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, and to enforce CNHICA’s obligation to the Seller to repurchase such Receivables pursuant to the Purchase Agreement.

(b)            Upon the delivery by the Asset Representations Reviewer of a Review Report, the Servicer shall evaluate the findings contained in the Review Report and determine whether a breach of any of the representations and warranties made by the Seller and/or CNHICA has occurred and whether such breach requires the Seller and/or CNHICA to repurchase such Receivables pursuant to the provisions of this Section 3.2.

(c)            With respect to all Receivables purchased or repurchased by, or otherwise transferred to (including Liquidated Receivables transferred under Section 4.3, 4.6 and 9.1) CNHICA, the Servicer, the Seller or their Affiliate pursuant to this Agreement or the Purchase Agreement: (i) the Issuing Entity, the Seller and the Indenture Trustee shall sell, transfer, assign, set over and otherwise convey to CNHICA, the Servicer, the Seller or their Affiliate, as applicable, without recourse, representation or warranty, all of the Issuing Entity’s, the Seller’s and the Indenture Trustee’s right, title and interest in, to and under such Receivables, related Financed Equipment, and all other CNHCR Assets related thereto, including all security and documents relating thereto, and (ii) the Issuing Entity, the Seller, and the Indenture Trustee shall be deemed to have released any security interest and any other claim under this Agreement and the Basic Documents in such Receivables, related Financed Equipment, and all other CNHCR Assets related thereto, including all security and documents relating thereto, without any further act or deed, and such Receivables, related Financed Equipment, and all security and documents relating thereto will be free of the Grant contained in the Indenture.

Section 3.3.             Dispute Resolution.

(a)            Referral to Dispute Resolution.  If the Issuer, the Trustee, the Indenture Trustee, a Noteholder or a Note Owner (the “Requesting Party”) requests that CNHICA and/or the Seller repurchase a Receivable due to an alleged breach of a representation and warranty in Section 3.1 or Section 6.1 or in Section 3.2(b) of the Purchase Agreement (each, a “Repurchase Request”), and the Repurchase Request has not been resolved within 180 days of the receipt of notice of the Repurchase Request by CNHICA or the Seller, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  In the case of a Note Owner making such a request, the request must be accompanied by a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document.  The Requesting Party must start the mediation or arbitration proceeding according to the applicable ADR Rules of the ADR Organization within 90 days after the end of the 180-day period.  CNHICA and the Seller agree to participate in the dispute resolution method selected by the Requesting Party.

(b)            Mediation.  If the Requesting Party selects mediation for dispute resolution:

(i)            The mediation will be administered by the ADR Organization using its ADR Rules.  However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 3.3, the procedures in this Section 3.3 will control.

(ii)            A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience specializing in commercial litigation and, if possible, equipment finance or asset-backed securitization matters.

(iii)          The mediator will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.

(iv)          The expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)           If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to arbitration under this Section 3.3 or to a court of competent jurisdiction for adjudication.

(c)            Arbitration.  If the Requesting Party selects arbitration for dispute resolution;

(i)            The arbitration will be administered by the ADR Organization using its ADR Rules.  However, If any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 3.3, the procedures of this Section 3.3 will control.

(ii)            A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience specializing in commercial litigation and, if possible, equipment finance or asset-backed securitization matters.  The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration.  Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule.  The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)            The arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party.  Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions.  However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary.  Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief.  The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of direct evidence and cross examination.  The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

(iv)            The arbitrator will make its final determination no later than 90 days after its selection.  The arbitrator will resolve the dispute according to the terms of this Agreement and the other Basic Documents, and may not modify or change this Agreement or the other Basic Documents in any way.  The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it.  In its final determination, the arbitrator will determine and award the expenses of the arbitrator (including filing fees, the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion.  The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties.  The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(d)            Additional Considerations.  For each mediation or arbitration:

(i)            Any mediation or arbitration will be held in New York, New York, at the offices of the mediator or arbitrator or at another location selected by CNHICA or the Seller.  Any party or witness may participate by teleconference or video conference.

(ii)           CNHICA, the Seller and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)          Neither the Servicer, CNHICA nor the Seller will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding.  The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 3.3), except as required by law, regulatory requirement or court order.  If a party to a mediation or arbitration proceeding receives a subpoena or other request for information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

Section 3.4.      Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuing Entity hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuing Entity and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuing Entity with respect to each Receivable:

(a)            (i) in the case of each Receivable constituting “tangible chattel paper” (as defined in Section 9-102(a)(79) of the UCC), the original fully executed copy of the Receivable or (ii) in the case of each Receivable constituting “electronic chattel paper” (as defined in Section 9-102(a)(31) of the UCC), the “authoritative copy” (within the meaning of Section 9-105 of the UCC) of such Receivable;

(b)            a record or facsimile of the original credit application fully executed by the Obligor;

(c)            the original certificate of title or file stamped copy of the UCC financing statement or such other documents that the Servicer shall keep on file (if any), in accordance with its customary procedures, evidencing the security interest of CNHICA in the Financed Equipment; and

(d)            any and all other documents that the Servicer, the Seller or CNHICA shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or any of the Financed Equipment.

Section 3.5.      Duties of Servicer as Custodian.

(a)            Safekeeping. The Servicer (or its Affiliates, but only in accordance with the second following sentence) shall hold the Receivable Files for the benefit of the Issuing Entity and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuing Entity to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable equipment receivables that the Servicer services for its Affiliates or others. The Servicer, in its capacity as custodian, may at any time delegate its duties as custodian to any Affiliate of the Servicer; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuing Entity, the Depositor and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files and the related accounts, records and computer systems, in such a manner as shall enable the Issuing Entity or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuing Entity and the Indenture Trustee any material failure on its part, or its Affiliate’s part, to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuing Entity, the Trustee or the Indenture Trustee of the Receivable Files.

(b)            Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one or more of its offices and/or one or more of its Affiliate’s offices (except that, in the case of any Receivable constituting “electronic chattel paper” (as defined in Section 9-102(a)(31) of the UCC), the “authoritative copy” (within the meaning of Section 9-105 of the UCC) of such Receivable shall be stored and maintained in the eOriginal, Inc. Authoritative Copy System or other similar third party electronic vaulting system; provided that at no time shall a Receivable File be moved to an office or location outside the geographic boundaries of the United States. With at least five (5) Business Days prior notice, the Servicer shall make available for inspection by the Seller, the Issuing Entity and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Seller, the Issuing Entity or the Indenture Trustee shall instruct. The Servicer shall hold the Receivable Files in such a manner as to prevent any Person other than the Trust or the Indenture Trustee from obtaining “control” of any “electronic chattel paper” included therein (as such terms are used in section 9-105 of the UCC).

Section 3.6.      Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

Section 3.7.      Custodian’s Indemnification. The Servicer as custodian shall indemnify the Trust, the Trustee and the Indenture Trustee (and each of their officers, directors, employees and agents) for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Trustee or the Indenture Trustee (or any of their officers, directors and agents) as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable: (a) to the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee, and (b) to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee; and, provided further, that the Servicer shall only be liable pursuant to this Section 3.7 for its acts or omissions committed during the period it is serving as custodian hereunder. Indemnification under this Section shall survive the resignation or removal of the Servicer as custodian, the resignation or removal of the Indenture Trustee or the termination of this Agreement.

Section 3.8.      Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If any Servicer shall resign as Servicer in accordance with this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.1, the appointment of such Servicer as custodian shall be terminated by: (a) the Indenture Trustee, (b) the Noteholders of Notes evidencing not less than 25% of the Note Balance, (c) with the consent of Noteholders of Notes evidencing not less than 25% of the Note Balance, the Trustee or (d) Certificateholders evidencing not less than 25% of the beneficial interest in the Issuing Entity, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.1. The Indenture Trustee or, with the consent of the Indenture Trustee, the Trustee may terminate the Servicer’s appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days’ prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee’s agent at such place(s) as the Indenture Trustee may reasonably designate; provided, however, that with respect to “authoritative copies” (within the meaning of Section 9-105 of the UCC) of the Receivables constituting electronic chattel paper, if the Servicer’s appointment as custodian has been terminated in connection with the resignation or termination of the Servicer as servicer, the custodian shall transfer control of such “authoritative copies” to the successor Servicer or as otherwise instructed by the Indenture Trustee.

Section 3.9.      [Reserved].

Article IV
Administration and Servicing of Receivables

Section 4.1.      Duties of Servicer. The Servicer, for the benefit of the Issuing Entity, and (to the extent provided herein) the Indenture Trustee shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer or Indenture Trustee, as applicable, exercises with respect to all comparable equipment receivables that it services for its Affiliates or others. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons or statements to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Trustee and the Indenture Trustee with respect to distributions. Subject to Section 4.2, the Servicer shall follow its then current customary standards, policies and procedures (“Servicing Procedures”) in performing its duties as Servicer.

Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or the Financed Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuing Entity shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer’s direction (and, so long as the Servicer is NH Credit, at the Servicer’s expense), take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust, the Indenture Trustee, the Certificateholders or the Noteholders. The Trustee or the Indenture Trustee shall, upon the written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

Section 4.2.      Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the Receivables as and when the same shall become due and shall follow its Servicing Procedures. The Servicer shall allocate collections between principal and interest in accordance with its Servicing Procedures.

Without limiting the generality of the preceding or Section 4.1, the Servicer may grant extensions, rebates, refunds, deferrals, amendments, modifications or adjustments on a Receivable (regardless of whether or not the Receivable is a 180-Day Receivable, subject only to the following proviso) in accordance with its Servicing Procedures; provided, however, that if a Receivable is not a 180-Day Receivable and the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the end of the Collection Period preceding the Final Scheduled Maturity Date or (ii) reduces the APR of a Receivable or reduces the aggregate amount of the Scheduled Payments due on any Receivable other than as required by applicable law (including the order of a court of competent jurisdiction), the Servicer may make such modifications to a Receivable but it shall promptly purchase the Receivable from the Issuing Entity in accordance with Section 4.6 (a “Modification Purchase Event”); provided, further, that the Servicer shall not make a modification described in the preceding clause (i) or (ii) that would trigger a Modification Purchase Event for the sole purpose of purchasing a Receivable from the Issuing Entity. The Servicer may, in accordance with its Servicing Procedures, waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

Subject to the proviso of the third sentence of this Section 4.2, the Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable equipment receivables serviced by the Servicer for itself or others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a Receivable upon the death or disability of an Obligor or any casualty with respect to the Financed Equipment.

Notwithstanding anything in this Agreement to the contrary, the Servicer and its Affiliates may refinance any Receivable and deposit an amount equal to the Purchase Amount for such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuing Entity, and related Financed Equipment and any part of the Receivables Files and other CNHCR Assets related to such Receivable shall be released to the Servicer or its Affiliate and shall no longer be subject to the terms hereof or the Indenture; provided further, that any security interests in favor of the Issuing Entity or the Indenture Trustee hereunder or under the Indenture in the related Financed Equipment and any other CNHCR Assets related to such Receivable shall be deemed released upon such deposit. The parties hereto intend that the Servicer and its Affiliates will not refinance a Receivable pursuant to this Section 4.2 in order to provide direct or indirect assurance to the Depositor, the Indenture Trustee, the Trustee, the Noteholders, or the Certificateholder, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Receivable.

Section 4.3.      Realization upon Receivables. For the benefit of the Issuing Entity and the Indenture Trustee, the Servicer shall use reasonable efforts, consistent with its Servicing Procedures, to repossess or otherwise convert the ownership of the Financed Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such Servicing Procedures as it shall deem necessary or advisable in its servicing of equipment receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Equipment unless it shall determine in accordance with its Servicing Procedures that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

Liquidated Receivables will be transferred to the Servicer or CNHICA (as the Servicer determines at such time) on the Business Day following the day on which such Receivable becomes a Liquidated Receivable (the “Liquidated Receivable Transfer Date”) so long as the related Liquidation Proceeds are deposited before the Liquidated Receivables are transferred to the Servicer or CNHICA, as applicable, and as of the Liquidated Receivable Transfer Date such Liquidated Receivables will no longer constitute Receivables for any purposes hereunder. Without limiting the generality of the foregoing, as of the applicable Liquidated Receivable Transfer Date (i) the Issuing Entity, the Seller and the Indenture Trustee shall transfer, assign, set over and otherwise convey to CNHICA or Servicer, as applicable, without recourse, representation or warranty, all of the Issuing Entity’s, the Seller’s and the Indenture Trustee’s right, title and interest in, to and under such Liquidated Receivables and any related Financed Equipment and Collateral, and all security and documents relating thereto, other than Liquidation Proceeds (the “Liquidated Collateral”), and (ii) the Issuing Entity, the Seller, and the Indenture Trustee shall be deemed to have released any security interest and any other claim in such Liquidated Collateral under this Agreement and the Basic Documents, without any further act or deed, and such Liquidated Collateral shall be free of the Grant contained in the Indenture.

Section 4.4.      Maintenance of Security Interests in Financed Equipment. The Servicer shall, in accordance with its Servicing Procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Equipment (which may consist of Substitute Equipment); provided however, the Servicer may allow Financed Equipment to be released from any security interest in connection with Section 4.14. The Servicer is hereby authorized to take such steps as are necessary to perfect or re-perfect such security interest for the benefit of the Issuing Entity and the Indenture Trustee in the event of the relocation of any Financed Equipment, any change to the UCC, a substitution of Substitute Equipment or for any other reason. Any out-of-pocket expenses incurred by the Successor Servicer in connection with any such re-perfection shall be reimbursable in accordance with Section 5.6(b)(xii).

Section 4.5.      Covenants of Servicer. The Servicer shall not release the Financed Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, or as permitted under Section 4.14 or if such Receivable is a Reacquired Receivable, nor shall the Servicer impair the rights of the Issuing Entity, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivables. The Servicer shall, in accordance with its Servicing Procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Equipment as of the execution of the Receivable.

Section 4.6.      Purchase of Receivables upon Breach or Due to Modification. The Servicer or the Trustee shall inform the other party, the Indenture Trustee, the Seller, NH Credit and CNHICA promptly, in writing, upon the occurrence or discovery of any breach pursuant to Sections 4.2, 4.4 or 4.5. Unless a breach, pursuant to Sections 4.2, 4.4 or 4.5 shall have been cured by the last day of the Collection Period in which such breach occurs or is discovered, as applicable, the Servicer shall purchase or shall cause CNHICA to purchase any Receivable materially and adversely affected by such breach as of such last day. In connection with a Modification Purchase Event, or if the Servicer takes any action not in accordance with its Servicing Procedures during any Collection Period pursuant to Section 4.2 that materially impairs the rights of the Issuing Entity, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable, the Servicer shall purchase the related Receivable as of the last day of such Collection Period. As consideration for the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit or shall cause CNHICA to remit, as applicable, the Purchase Amount in the manner specified in Section 5.5. Subject to Section 7.2, the sole remedy of the Issuing Entity, the Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Sections 4.2, 4.4 or 4.5 shall be to require the Servicer to purchase or to cause CNHICA to purchase, as applicable, Receivables pursuant to this Section. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section.

Section 4.7.      Servicing Fee. The Servicing Fee for each Collection Period shall be equal to 1/12th of 1.00% of the Pool Balance as of the first day of such Collection Period; provided that with respect to any Successor Servicer hereunder, the Servicing Fee for each Collection Period shall be equal to the greater of (a) 1/12th of 1.00% of the Pool Balance as of the first day of such Collection Period, (b) $8.50 per Contract in the Trust Estate as of the first day of such Collection Period and (c) $5,000.

Section 4.8.      Servicer’s Certificate. On each Determination Date (beginning with the Determination Date immediately preceding the initial Payment Date) the Servicer shall deliver to the Trustee, the Indenture Trustee and the Seller with a copy to the Rating Agencies, a Servicer’s Certificate (containing substantially the same information as set forth in the form on Exhibit C) containing all information necessary to make the distributions pursuant to Sections 5.6 and 5.7 and the deposits to the Collection Account pursuant to Section 5.3 for the Collection Period preceding the date of such Servicer’s Certificate.

Section 4.9.      Annual Statement as to Compliance; Notice of Default. (a)  The Servicer shall deliver to the Issuing Entity and the Indenture Trustee, on or before March 30 of each year, an Officer’s Certificate of the Servicer providing such information as is required under Item 1123 of Regulation AB with respect to the prior calendar year.

(b)            The Servicer shall deliver to the Issuing Entity, on or before March 30 of each year, a report regarding the Servicer’s assessment of compliance with the applicable servicing criteria specified in Item 1122 of Regulation AB during the immediately preceding calendar year, including any material instance of noncompliance identified by the Servicer as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(c)            The Servicer shall deliver to the Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer’s Certificate of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.1(a) or (b).

Section 4.10.    Annual Independent Certified Public Accountants’ Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or any other Affiliate of CNH Industrial, to deliver to the Issuing Entity, the Indenture Trustee and, subject to Section 10.19, the Rating Agencies on or before March 30 of each year a report, providing its assessment of compliance with the minimum servicing criteria during the preceding calendar year, including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report shall be deemed to have been delivered to the Rating Agencies upon the posting of such report on the Servicer’s website or the filing of such report with the Commission.

The report required by this Section may be replaced, at the Servicer’s option, by any similar report or certification using standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

In the event that such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Section 4.11.    Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Trustee and the Indenture Trustee access to the Receivable Files in such cases where the Trustee or the Indenture Trustee shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the office of the Servicer; provided, however, at any time upon written request of the Indenture Trustee, the Servicer will provide (within 10 days of receipt of such request) an electronic data file containing all relevant loan level information on each Receivable necessary for a Successor Servicer to assume servicing responsibilities, including current mailing address and telephone number, current balance, payment schedule and past due status of each Obligor (such request not to be made more frequently than one per month). Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 4.12.    Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and the Noteholders.

Section 4.13.    Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith (other than with respect to the appointment of CNHICA, as subservicer, with respect to the Receivables); and provided further, that the Servicer shall remain obligated and be liable to the Issuing Entity, the Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time and none of the Issuing Entity, the

Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

Section 4.14.    Substitution of Financed Equipment. Notwithstanding anything herein or in the other Basic Documents to the contrary, in accordance with the Servicing Procedures, the Financed Equipment relating to a Receivable may be replaced with substitute equipment, of equal or greater value (in the Servicer’s reasonable determination) than the original related Financed Equipment (“Substitute Equipment”); provided, however, the only conditions to such a substitution (in addition to its being in accordance with the Servicing Procedures) shall be the perfection of the first priority security interest in the related Substitute Equipment in favor of CNHICA, and a first priority perfected security interest of the Indenture Trustee in all of CNHICA’s right, title and interest in its security interest in the Substitute Equipment. Following such substitution, the Substitute Equipment shall be considered the Financed Equipment related to such Receivable for all purposes hereunder and under the Basic Documents, and (i) the Issuing Entity, the Seller and the Indenture Trustee shall sell, transfer, assign, set over and otherwise convey to CNHICA (or its Affiliate designated by it), without recourse, representation or warranty, all of the Issuing Entity’s, the Seller’s and the Indenture Trustee’s right, title and interest in, to and under such original Financed Equipment, and all security and documents relating thereto, and (ii) the Issuing Entity, the Seller, and the Indenture Trustee shall be deemed to have released any security interest and any other claim in such original Financed Equipment (and all security and documents relating thereto) hereunder and under the other Basic Documents, without any further act or deed, and such original Financed Equipment (and all security and documents relating thereto) will be free of the Grant contained in the Indenture.

Article V
Distributions: Spread Account;
Statements to Certificateholders and Noteholders

Section 5.1.      Establishment of Trust Accounts. (a) (i)  The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

(ii)            The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(iii)            The Servicer, for the benefit of the Trust, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the “Spread Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.

(iv)           [Reserved].

(v)            [Reserved].

(vi)           [Reserved].

(vii)          [Reserved].

(b)            Funds on deposit in the Collection Account, the Note Distribution Account, and the Spread Account (collectively, the “Trust Accounts”) shall be invested or reinvested by the Indenture Trustee in Eligible Investments selected by and as directed in writing by the Servicer (which written direction may be in the form of standing instructions) or if the Servicer fails to provide written direction, such funds on deposit in the Trust Accounts shall remain uninvested; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments; provided further, funds on deposit in the Spread Account shall be invested only in Eligible Investments meeting the requirements of Part 246.4(b)(2) of Regulation RR, as determined solely by the Servicer. All such Eligible Investments shall be held or controlled by the Indenture Trustee for the benefit of:

(i) with respect to Eligible Investments relating to the Spread Account, the Trust; and

(ii) in all other cases, the Noteholders and the Certificateholders or the Noteholders, as applicable

(and for the purposes of Articles 8 and 9 of the UCC, each Eligible Investment is intended to constitute a Financial Asset, and each of the Trust Accounts is intended to constitute a Securities Account); provided, that on each Payment Date, all Investment Earnings on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Total Distribution Amount. Funds on deposit in the Trust Accounts shall be invested in Eligible Investments (or other investments permitted by the Rating Agencies that, in the case of investments relating to the Spread Account, meet the requirements of Regulation RR) that will mature on the following Payment Date. Eligible Investments may not be purchased at a premium. For the avoidance of doubt, in no event shall the Indenture Trustee have any obligation or responsibility to monitor or enforce compliance with, or be charged with knowledge of the requirements of Regulation RR (including, but not limited to, §246.4(b)(2) and §246.4(b)(3)(i) therein), nor shall it be liable to any investor or any other party whatsoever for any violation of Regulation RR (including, but not limited to, §246.4(b)(2) and §246.4(b)(3)(i) therein) or any similar provisions now or hereafter in effect or the breach of any terms of the Indenture or any other document in connection therewith.

(c)            (i)  The Indenture Trustee shall possess or control all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of (A) with respect to the Spread Account, the Trust, and (B) in all other cases, the Noteholders and the Certificateholders or the Noteholders, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments held in the no-longer Eligible Deposit Account to such new Trust Account; provided, however, that any new Spread Account shall satisfy any requirements of Regulation RR.

(ii)            With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(A)            any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 5.1(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B)            any Trust Account Property that constitutes a Certificated Security shall be delivered to the Indenture Trustee in accordance with paragraph (i) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or its agent;

(C)            any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security) shall be delivered to the Indenture Trustee in accordance with paragraph (ii) of the definition of “Delivery” and shall be maintained, pending maturity or disposition, through continued registration of (i) with respect to Trust Account Property relating to the Spread Account, the Trust’s (or its custodian or nominee’s) ownership of such security, and (ii) in all other cases, the Indenture Trustee’s (or its custodian or nominee’s) ownership of such security; and

(D)            with respect to any Trust Account Property that constitutes a Federal Book Entry Security, the Indenture Trustee shall maintain and obtain Control over such property.

(iii)            The Servicer shall have the power, revocable by the Indenture Trustee or by the Trustee, with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(d)            All Trust Accounts will initially be established at the Indenture Trustee.

Section 5.2.      [Reserved].

Section 5.3.      Collections.

(a)            The Servicer shall, and shall cause any subservicer to, remit to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables, and all Liquidation Proceeds, both as collected during the Collection Period, and in either case within two Business Days of the date that the Servicer has identified and posted such amounts

(which the Servicer shall use its reasonable best efforts to do promptly) to the Servicer’s computer system (the “Posted Date”).

(b)            Notwithstanding the provisions of clause (a) above and subject to and upon compliance with the terms and conditions set forth in this clause (b), the Servicer may be permitted to remit collections referred to in clause (a) with respect to the related Collection Period to the Collection Account on the Transfer Date immediately following the end of such Collection Period, for so long as (1) NH Credit remains the Servicer, (2) no Servicer Default shall have occurred and be continuing and (3) the Required Servicer Rating is satisfied.  Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer.  Commencing with the first day of the first Collection Period that begins at least two Business Days following non-compliance with any of clause (1), (2) or (3) above and for so long as such condition continues to exist, all collections then held by the Servicer and all future collections referred to in clause (a) above shall be remitted by the Servicer to the Collection Account on a daily basis within two Business Days of receipt thereof in accordance with clause (a) above.  For the avoidance of doubt and as an administrative convenience, the Servicer shall remit collections net of distribution to be made to the Servicer and the Administrator in respect to such Collection Period.

(c)            For purposes of this Article V, the phrase “payments by or on behalf of the Obligors” shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

Section 5.4.      Application of Collections. (a)  With respect to each Receivable, all collections for the Collection Period shall be applied in accordance with the Servicer’s Servicing Procedures.

(b)            All Liquidation Proceeds shall be applied to the related Receivable.

Section 5.5.      Additional Deposits. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables on the Transfer Date related to the Collection Period on the last day of which the purchase occurs, and the Servicer shall deposit therein all amounts to be paid under Section 9.1 on the Transfer Date falling in the Collection Period referred to in Section 9.1. The Servicer shall deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make deposits within two Business Days of receipt of funds pursuant to Section 5.3, in which case such deposits shall be made on the Transfer Date following the related Collection Period.

Section 5.6.      Distributions. (a)  On each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be deposited in the Note Distribution Account, the Certificate Distribution Account and the Spread Account.

(b)            Except in the case of each Payment Date and Redemption Date after an Event of Default and acceleration of the Notes (and, if any Notes remain outstanding after the Final Scheduled Maturity Date), on each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on the related

Determination Date pursuant to Section 4.8) to make from the Collection Account the following deposits and distributions for receipt by the party as provided below or deposit in the applicable Trust Account or Certificate Distribution Account, as applicable, by 10:00 a.m. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

(i)            to the Asset Representations Reviewer, all amounts due, including indemnities, up to a maximum of $200,000 per year;

(ii)           to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(iii)          to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

(iv)          [Reserved];

(v)           to the Note Distribution Account, the Class Interest Amount for each Class of Class A Notes payable by the Issuing Entity, if any;

(vi)          [Reserved];

(vii)         [Reserved];

(viii)        to the Note Distribution Account, the Note Monthly Principal Distributable Amount;

(ix)          to the Spread Account to the extent necessary so that the balance on deposit therein will equal the Specified Spread Account Balance;

(x)            to the Note Distribution Account, the Note Monthly Additional Principal Distributable Amount;

(xi)          to the Asset Representations Reviewer all fees, expenses and indemnities due but not paid under clause (i) above;

(xii)         to the Servicer, to cover any accrued and unpaid reimbursable expenses; and

(xiii)        to the Certificate Distribution Account, the remaining Total Distribution Amount to be distributed to the Certificateholders.

(c)            On the A-1 Note Final Scheduled Maturity Date, the Servicer shall instruct the Indenture Trustee to deposit from the Collection Account into the Note Distribution Account by 10:00 a.m. (New York time), to the extent of available funds on such day, an amount equal to the sum of (i) the aggregate accrued and unpaid interest on the Class A-1 Notes as of the A-1 Note Final Scheduled Maturity Date, and (ii) the amount necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero.

It is understood and agreed that, with respect to the amounts to be distributed pursuant to this Section 5.6(c), the Servicer shall, to the extent necessary (i) deposit into the Collection Account any amounts received as payments by or on behalf of any Obligor (and not previously deposited into the Collection Account) on or prior to the A-1 Note Final Scheduled Maturity Date, (ii) make each calculation that would otherwise be made on a Determination Date (with appropriate adjustments) in accordance with Section 4.8 on the Business Day immediately preceding the A-1 Note Final Scheduled Maturity Date, (iii) on the Payment Date immediately succeeding the A-1 Note Final Scheduled Maturity Date, make any adjustments to the Note Monthly Principal Distributable Amount, the Class Interest Amount and any other amount to be paid on such Payment Date, and (iv) make any other calculation, adjustment or correction that may be required as a result of any payment made on the A-1 Note Final Scheduled Maturity Date.

(d)            During the period from the date the Servicer is no longer performing as Servicer (due to being terminated or due to its ceasing to perform as Servicer) (the “Predecessor Servicer”) until the effectiveness of the transition of the Successor Servicer as provided herein (the “Transition Period”), in the event that neither NH Credit, as the Predecessor Servicer, nor the Successor Servicer, has delivered the Servicer’s Certificate containing instructions to the Indenture Trustee (required to be delivered pursuant to Section 4.8 hereof) on or before 11:00 am New York time on any Payment Date so as to enable the Indenture Trustee to make payments pursuant to and in accordance with the priority set forth in Section 5.6 hereof and Section 8.2 of the Indenture on the relevant Payment Dates during the Transition Period, the Indenture Trustee shall, to the extent such funds are available, withdraw amounts from the Collection Account and the Spread Account (based upon the information set forth under “Interest & Principal Payments Pursuant to Section 5.6(d) and 5.6(e)(ii) of the Sale and Servicing Agreement” in the last Servicer’s Certificate that the Indenture Trustee received from the Predecessor Servicer) and therefrom make payments of, (i) interest for each Note due on such Payment Date that takes place during the Transition Period and, (ii) to the extent that the Final Scheduled Maturity Date for any Notes occurs during the Transition Period, the outstanding principal amount on such Notes due on its applicable Final Scheduled Maturity Date, in each case in accordance with the priority set forth above in Section 8.2 of the Indenture.  During the Transition Period, until NH Credit or the Successor Servicer has delivered the Servicer’s Certificate required under Section 4.8 hereof, any amounts remaining in the Collection Account and the Spread Account, after the payments referred to in clauses (i) and (ii) above are made, shall be held therein until the next Payment Date and the Indenture Trustee shall have no obligation to make any other payments in respect of such Payment Date.

(e)           (i) In the event the Servicer’s Certificate shows that, as of any Determination Date, there are amounts on deposit in the Collection Account which do not constitute part of the Total Distribution Amount and to which the Depositor is entitled hereunder, the Servicer shall direct the Indenture Trustee to forthwith pay such amount to or upon its written order.

(ii) Notwithstanding the foregoing, in the event that the Servicer has not delivered the Servicer’s Certificate containing instructions to the Indenture Trustee (required to be delivered pursuant to Section 4.8 hereof) on or before 11:00 am New York time on any Payment Date so as to enable the Indenture Trustee to make payments pursuant to and in accordance with the priority set forth in Section 5.6 hereof and Section 8.2 of the Indenture on such Payment Date, the Indenture Trustee shall, to the extent such funds are available, withdraw amounts from the Collection Account and the Spread Account (based upon the information set forth under “Interest & Principal Payments Pursuant to Section 5.6(d) and 5.6(e)(ii) of the Sale and Servicing Agreement” in the last Servicer’s Certificate that the Indenture Trustee received from the Servicer) and therefrom make payments of interest and principal on such Payment Date, in each case, in accordance with the priority set forth in Section 8.2 of the Indenture.

(f)            On each Payment Date and Redemption Date after an Event of Default and acceleration of the Notes (and, if any Notes remain outstanding after the Final Scheduled Maturity Date), the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date pursuant to Section 4.8) to make from the Collection Account the following deposits and distributions for receipt by the party as provided below or deposit in the applicable Trust Account or Certificate Distribution Account, as applicable, by 10:00 a.m. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

(i)            to pay the Servicer its accrued and unpaid Servicing Fee;

(ii)           to the Indenture Trustee for amounts due to it under Section 6.7 of the Indenture, and to the Trustee for amounts due to it under the Trust Agreement;

(iii)          to the Asset Representations Reviewer, for amounts due to it, including indemnities, according to the Basic Documents;

(iv)          to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

(v)           [Reserved];

(vi)          to the Note Distribution Account, the Class Interest Amount for each Class of Class A Notes payable by the Issuing Entity, if any;

(vii)         to the Note Distribution Account, an amount equal to the Outstanding Amount of the Class A Notes;

(viii)       [Reserved];

(ix)          [Reserved];

(x)           [Reserved];

(xi)          to the Servicer, to cover any accrued and unpaid reimbursable expenses;

(xii)         to the Trustee for amounts due to the Trustee under the Trust Agreement to the extent not paid under clause (ii) above; and

(xiii)            to the Certificate Distribution Account, the remaining Total Distribution Amount to be distributed to the Certificateholders.

Section 5.7.      Spread Account. (a)  On the Closing Date, the Seller shall deposit the applicable Spread Account Deposit into the Spread Account.

(b)            [Reserved.]

(c)            Following: (i) the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture to the Noteholders, the Trustee, the Indenture Trustee, the Certificateholders and the Asset Representations Reviewer and (ii) the termination of the Trust, any amount remaining on deposit in the Spread Account shall be distributed to the Depositor or any transferee or assignee pursuant to clause (e). The Depositor (and such transferees and assignees) shall in no event be required to refund any amounts properly distributed pursuant to this Section 5.7(c).

(d)            In the event that the Noteholders’ Distributable Amount for a Payment Date exceeds the amount deposited into the Note Distribution Account pursuant to Sections 5.6(b)(v) and (viii) on such Payment Date, the Servicer shall instruct the Indenture Trustee on such Payment Date to withdraw from the Spread Account on such Payment Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account; provided that amounts released from the Spread Account shall only be used in the manner permitted under §246.4(b)(3)(i) of Regulation RR, as determined solely by the Servicer.

(e)            The Depositor may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Spread Account, including interest and other investment earnings thereon; provided, that the Rating Agency Condition is satisfied and that such sale, transfer, conveyance or assignment is not prohibited by Regulation RR.

Section 5.8.     [Reserved].

Section 5.9.     [Reserved].

Section 5.10.   [Reserved].

Section 5.11.      Statements to Certificateholders and Noteholders. (a)  On each Determination Date the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies), for the Indenture Trustee to make available to each Noteholder of record, and, if NH Credit or an Affiliate is not the Servicer or the Depositor is not the sole Certificateholder, to the Indenture Trustee (if the Indenture Trustee is responsible on the related Payment Date to make the payment required under Section 5.2(a) of the Trust Agreement) or the Trustee (if the Trustee is responsible on the related Payment Date to make the payment required under Section 5.2(a) of the Trust Agreement), for the Indenture Trustee or Trustee, as applicable, to forward to each Certificateholder of record, a statement substantially in the form of Exhibit C, setting forth at least the following information as to each Class of the Notes and the Certificates to the extent applicable:

(i)            the amount of such distribution allocable to principal of each Class of Notes;

(ii)           the amount of the distribution allocable to interest on each Class of Notes;

(iii)          the amount to be distributed to the Certificateholders;

(iv)          the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(v)          the aggregate Outstanding Amount and the Note Pool Factor for each Class of Notes as of such Payment Date, after giving effect to payments allocated to principal reported under clause (i) above;

(vi)          [Reserved];

(vii)         the amount of the Servicing Fee paid to the Servicer with respect to the preceding Collection Period;

(viii)        the amount of the Administration Fee paid to the Administrator in respect of the preceding Collection Period;

(ix)          the amount of the aggregate Realized Losses, if any, for such Collection Period;

(x)            the aggregate Purchase Amounts for Receivables, if any, that were repurchased or purchased in such Collection Period;

(xi)           the balance of the Spread Account on the related Payment Date, after giving effect to changes therein on such Payment Date;

(xii)         [Reserved];

(xiii)        [Reserved];

(xiv)        [Reserved];

(xv)         [Reserved];

(xvi)        [Reserved];

(xvii)       [Reserved];

(xviii)      [Reserved];

(xix)        [Reserved];

(xx)         the Specified Spread Account Balance.

The Indenture Trustee will make the statement to Noteholders available each month to Noteholders and other parties to the Basic Documents via the Indenture Trustee’s internet website, which is presently located at http://sf.citidirect.com.

Persons who are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Indenture Trustee at (713) 693-6677. The Indenture Trustee shall have the right to change the way the statement to Noteholders is distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Noteholders. The Indenture Trustee shall provide timely and adequate notification to all above parties and to the Noteholders regarding any such change.

In connection with any electronic transmissions of information, including without limitation, the use of electronic mail or internet or intranet web sites, the systems used in such transmissions are not fully tested by the Indenture Trustee and may not be completely reliable as to stability, robustness and accuracy. Accordingly, the parties hereto acknowledge and agree that information electronically transmitted as described herein may not be relied upon as timely, accurate or complete and that the Indenture Trustee shall have no liability hereunder in connection with such information transmitted electronically. The parties hereto further acknowledge that any and all systems, software or hardware utilized in posting or retrieving any such information are utilized on an “as is” basis without representation or warranty as to the intended uses of such systems, software or hardware. The Indenture Trustee makes no representation or warranty that the systems and the related software used in connection with the electronic transmission of information are free and clear of threats known as software and hardware viruses, time bombs, logic bombs, Trojan horses, worms, or other malicious computer instructions, intentional devices or techniques which may cause a component or system to become erased, damaged, inoperable, or otherwise incapable of being used in the manner to which it is intended, or which would permit unauthorized access thereto.

Section 5.12.      Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of the Posted Date, the Servicer will be permitted to make the deposit of collections net of distributions, if any, to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

Section 5.13.      [Reserved].

Article VI
The Seller

Section 6.1.      Representations of Seller. The Seller makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)            Organization and Good Standing. The Seller is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)            Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified and have such licenses and approvals would not have a material adverse effect on (a) the Trust Estate, (b) Seller’s performance of its obligations under the Basic Documents to which it is a party, (c) the business or condition (financial or otherwise) of the Seller or (d) the validity or enforceability of any Receivable.

(c)            Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuing Entity and has duly authorized such sale and assignment to the Issuing Entity by all necessary limited liability company action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary limited liability company action.

(d)            Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, limited liability company agreement or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); or violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

(f)            No Proceedings. As of the date of the Underwriting Agreement, the Preliminary Prospectus Date, the Prospectus Date and the Closing Date, there are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or otherwise be material to the Noteholders, except as otherwise may be disclosed in the Preliminary Prospectus or the Prospectus.

Section 6.2.      Company Existence. (a)  During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b)            During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

(i)            the Seller shall maintain company records and books of account separate from those of its Affiliates;

(ii)           except as otherwise provided in this Agreement and similar arrangements relating to other securitizations, the Seller shall not commingle its assets and funds with those of its Affiliates;

(iii)          the Seller shall hold such appropriate meetings or obtain such appropriate consents of its Board of Directors as are necessary to authorize all the Seller’s actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its member(s) and observe all other customary limited liability company formalities (and any successor Seller not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law);

(iv)          the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates; and

(v)           all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s-length basis.

Section 6.3.      Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a)            The Seller shall indemnify, defend and hold harmless the Issuing Entity, the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) from and against any taxes that may at any time be asserted against any of them with respect to the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuing Entity, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

(b)            The Seller shall indemnify, defend and hold harmless the Issuing Entity, the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) from and against any loss, liability or expense incurred by reason of the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

Indemnification under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement and the Indenture and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

Section 6.4.      Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person: (a) into which the Seller may be merged or consolidated, (b) that may result from any merger or consolidation to which the Seller shall be a party or (c) that may succeed to the properties and assets of the Seller substantially as a whole, which Person (in any of the foregoing cases) executes an agreement of assumption to perform every obligation of the Seller under this Agreement (or is deemed by law to have assumed such obligations), shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that: (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Seller shall have delivered to the Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c).

Section 6.5.      Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.6.      Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or the Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

Notwithstanding the foregoing, the Seller shall not sell the Certificates except to an entity (a) that has provided an opinion of counsel to the effect that such sale will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation under the Code and (b) that either (i) is not an Affiliate of the Seller or (ii) is an Affiliate of the Seller that (A) is a subsidiary of CNHICA or NH Credit, the certificate of formation and limited liability company agreement of which contains restrictions substantially similar to the restrictions contained in the certificate of formation and limited liability company agreement of the Seller and (B) has provided an Opinion of Counsel regarding substantive consolidation of such Affiliate with CNHICA or NH Credit in the event of a bankruptcy filing by CNHICA or NH Credit, as applicable, which is substantially similar to the Opinion of Counsel provided by Seller on the Closing Date, and which may be subject to the same assumptions and qualifications as that opinion.

Article VII
The Servicer

Section 7.1.      Representations of Servicer. The Servicer makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of the Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)            Organization and Good Standing. The Servicer is duly organized and validly existing as a limited liability company in good standing under the laws of the State of its organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Receivables and to hold the Receivable Files as custodian.

(b)            Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to be so qualified and have such licenses and approvals would not have a material adverse effect on (a) the Trust Estate, (b) Servicer’s performance of its obligations under the Basic Documents to which it is a party, (c) the business or condition (financial or otherwise) of the Servicer or (d) the validity or enforceability of any Receivable.

(c)            Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary limited liability company action.

(d)            Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms.

(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, limited liability company agreement or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

(f)            No Proceedings. As of the date of the Underwriting Agreement, the Preliminary Prospectus Date, the Prospectus Date and the Closing Date, there are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or otherwise be material to the Noteholders, except as otherwise may be disclosed on the Preliminary Prospectus or the Prospectus.

(g)            No Insolvent Obligors. As of the Cutoff Date no Obligor is shown in the Servicer’s records (including, without limitation the Receivable Files) as the subject of a bankruptcy proceeding.

Section 7.2.      Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(a)            The Servicer shall defend, indemnify and hold harmless the Issuing Entity, the Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller (and any of their officers, directors, employees and agents) from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from:

(i)            the use, ownership or operation by the Servicer or any Affiliate thereof of any of the Financed Equipment;

(ii)            any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuing Entity, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Notes and the issuance of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same;

(iii)            the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement; and

(iv)            the Seller’s or the Issuing Entity’s violation of federal or State securities laws in connection with the offering or sale of the Notes.

(b)            The Servicer shall indemnify, defend and hold harmless the Trustee and the Indenture Trustee (and their respective officers, directors, employees and agents) from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Trustee, in the Trust Agreement contained, and, in the case of the Indenture Trustee, in the Indenture contained, except to the extent that such cost, expense, loss, claim, damage or liability:

(i)            shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Trustee or the Indenture Trustee as applicable; or

(ii)           shall arise from the breach by the Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement.

(c)            The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

(d)            The Servicer shall pay the Indenture Trustee and the Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under the Indenture or by the Trustee under the Trust Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(e)            The Servicer shall, except as otherwise expressly provided in the Indenture or the Trust Agreement, reimburse either the Indenture Trustee or the Trustee, respectively, upon its request for all reasonable expenses, disbursements and advances incurred or made in accordance with the Indenture or the Trust Agreement, respectively, (including the reasonable compensation, expenses and disbursements of its agents and either in-house counsel or outside counsel, but not both), except any such expense, disbursement or advance as may be attributable to the Indenture Trustee’s or the Trustee’s, respectively negligence, bad faith or willful misfeasance.

For purposes of this Section, in the event of the termination of the rights and obligations of the Servicer pursuant to Section 8.1, or a resignation by the Servicer pursuant to this Agreement, the Servicer shall be deemed to be the Servicer pending appointment of a Successor Servicer pursuant to Section 8.2.

Indemnification under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement, the Trust Agreement and the Indenture and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 7.3.      Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person: (a) into which the Servicer may be merged or consolidated, (b) that may result from any merger or consolidation to which the Servicer shall be a party, (c) that may succeed to the properties and assets of the Servicer substantially as a whole, or (d) that is a corporation or limited liability company of which 50% or more of the voting stock or membership interests, respectively, are owned, directly or indirectly, by CNH Industrial and which assumes the obligations of the servicer hereunder, which Person (in any of the foregoing circumstances) executes an agreement of assumption to perform every obligation of the Servicer hereunder (or is deemed by law to have assumed such obligations), shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that: (i) immediately after giving effect to such transaction, no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Trustee and Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession, if applicable, and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agencies shall have received at least ten days’ prior written notice of such transaction and (iv) the Servicer shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c).

Section 7.4.      Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuing Entity, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement, the other Basic Documents and the rights and duties of the parties to this Agreement, the other Basic Documents and the interests of the Certificateholders under the Trust Agreement and the Noteholders under the Indenture.

Section 7.5.      NH Credit Not to Resign as Servicer. Subject to Section 7.3, NH Credit shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and such impermissibility cannot be reasonably and promptly cured. Notice of any such determination shall be communicated to the Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of NH Credit in accordance with Section 8.2.

Section 7.6.     Servicer to Act as Administrator. In the event of the resignation or removal of the Administrator and the failure of a successor Administrator to have been appointed and to have accepted such appointment as successor Administrator, the Servicer shall become the successor Administrator (except as set forth in Section 8(e) of the Administration Agreement) and shall be bound by the terms of the Administration Agreement.

Article VIII
Default

Section 8.1.      Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a)            any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Indenture Trustee or the Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after written notice of such failure is received by the Servicer from the Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer;

(b)            any failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements (other than as set forth in clause (a)) of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall: (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given: (A) to the Servicer or the Seller (as the case may be) by the Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be) and to the Trustee and the Indenture Trustee, by the Noteholders or Certificateholders, as applicable, evidencing not less than 25% of the Outstanding Amount of the Notes or 25% of the beneficial interest in the Issuing Entity;

(c)            an Insolvency Event occurs with respect to the Servicer; or

(d)            [Reserved];

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Trustee if given by the Noteholders), may terminate all the rights and obligations (other than the obligations set forth in Section 7.2) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 8.2; and, without limitation, the Indenture Trustee and the Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, the Indenture Trustee and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of: (i) all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable and (ii) all Receivable Files. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with such transfer, including the costs of transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect its succession as Servicer, shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of written notice of the occurrence of a Servicer Default, the Trustee shall give written notice thereof to the Rating Agencies, the Asset Representations Reviewer and/or the Seller pursuant to Section 10.18.

Section 8.2.      Appointment of Successor Servicer. (a)  Upon the Servicer’s receipt of notice of termination, pursuant to Section 8.1, or the Servicer’s resignation in accordance with this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of: (x) the date 60 days from the delivery to the Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s termination hereunder, the Issuing Entity shall appoint a Successor Servicer acceptable to the Indenture Trustee, and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. Upon the Successor Servicer’s acceptance of its appointment, the Indenture Trustee shall give written notice of the identity of the Successor Servicer to the Rating Agencies, the Asset Representations Reviewer and the Seller. In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of equipment receivables, as the successor to the Servicer under this Agreement.

(b)            Upon appointment, the Successor Servicer (including the Indenture Trustee acting as Successor Servicer) shall be the successor in all respects to the predecessor Servicer (except with respect to responsibilities and obligations of the predecessor Servicer set forth in Section 7.2) and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by this Agreement. None of the Indenture Trustee or any other Successor Servicer shall be deemed to be liable for or in breach of any obligations hereunder due to any act or omission of a predecessor Servicer, including but not limited to failure of such predecessor Servicer to timely deliver to the Indenture Trustee any required information pertaining to the Receivables, any funds required to be deposited with the Indenture Trustee, or any breach of duty of such predecessor Servicer to cooperate with a transfer of servicing as required hereunder. Any Successor Servicer shall from time to time provide to NH Credit such information as NH Credit shall reasonably request with respect to the Receivables and collections thereon.

(c)            Subject to the Indenture Trustee’s right to appoint a Successor Servicer pursuant to the last sentence of clause (a) after the Indenture Trustee has become Servicer, the Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Trustee.

(d)            Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any transition expenses, servicing fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein or be liable for or be required to make any servicer advances.

Section 8.3.      Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to the Certificateholders and the Indenture Trustee shall give prompt written notice thereof to the Noteholders and, subject to Section 10.19, the Rating Agencies.

Section 8.4.      Waiver of Past Defaults. The Noteholders of Notes evidencing not less than a majority of the Note Balance (or the Holders of Certificates evidencing not less than 50% of the beneficial interest in the Issuing Entity, in the case of any default that does not materially and adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all the Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Article IX
Termination

Section 9.1.      Optional Purchase of All Receivables. (a)  As of the first day of any Collection Period immediately preceding a Payment Date as of which the Pool Balance is 10% or less of the Initial Pool Balance, CNHICA shall have the option (but no obligation) to purchase all of the Trust Estate, other than the Trust Accounts. To exercise such option, CNHICA shall deposit, pursuant to Section 5.5, in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables plus the value of any other property held by the Trust, such value to be as reasonably determined by CNHICA, and CNHICA shall succeed to all interests in, to and under the Trust Estate, other than the Trust Accounts; provided that CNHICA shall not exercise such option unless the amount so deposited, together with funds on deposit in the Trust Accounts, would be sufficient to pay the Redemption Price pursuant to Section 10.1(a) of the Indenture.

(b)            Upon any sale of the assets of the Trust, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the “Sale Proceeds”) in the Collection Account. On the Payment Date, or, if such proceeds are not so deposited on a Payment Date, on the first Payment Date following the date on which the Sale Proceeds are deposited in the Collection Account, the Servicer shall instruct the Indenture Trustee to make the following payments and deposits (after the application on such Payment Date of the Total Distribution Amount and funds on deposit in the Spread Account pursuant to Sections 5.6 and 5.7) from the Sale Proceeds and any funds remaining on deposit in the Spread Account (including the proceeds of any sale of investments therein as described in the following sentence):

(i)            first, to pay the Servicer its accrued and unpaid Servicing Fee;

(ii)           second, to the Indenture Trustee for amounts due under Section 6.7 of the Indenture and to the Trustee for amounts due to it under the Trust Agreement;

(iii)          third, to the Asset Representations Reviewer for all amounts due to it, including indemnities, according to the Basic Documents;

(iv)          fourth, to the Administrator, its accrued and unpaid Administration Fees;

(v)           fifth, to the Note Distribution Account for distribution pursuant to Section 8.2(e) of the Indenture to the extent of all amounts payable under such Section, other than any amounts that would be deposited into the Certificate Distribution Account under such Section;

(vi)          sixth, to the Servicer, to cover any accrued and unpaid reimbursable expenses;

(vii)         seventh, to the Trustee for amounts due to the Trustee under the Trust Agreement, to the extent not paid under clause (ii) above; and

(viii)            eighth, to the Issuing Entity for distribution to the Certificateholders.

(c)            As described in Article IX of the Trust Agreement, once CNHICA has made its determination to make the purchase described under Section 9.1(a) (the “Clean-Up Call”), the Servicer shall send notice of the anticipated dissolution of the Trust to the Trustee as soon as practicable after the Servicer has received notice of the Clean-Up Call.

(d)            Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

Article X
Miscellaneous Provisions

Section 10.1.         Amendment. Any term or provisions of this Agreement may be amended by the Issuing Entity, the Seller and the Servicer without the consent of the Indenture Trustee, any Certificateholder, any Noteholder, the Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)            the Seller or the Servicer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or the Certificateholders; or

(ii)           the Seller and the Servicer deliver an Officer’s Certificate of the Seller and Servicer, respectively, to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or the Certificateholders.

An amendment shall be deemed not to adversely affect in any material respect the interests of any Noteholders of a Class of Notes if the Rating Agency Condition has been satisfied with respect to such amendment for such Class of Notes.

This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuing Entity, with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to: (x) replace the Spread Account with another form of credit enhancement as long as such substitution (i) will not result in a reduction or withdrawal of the rating of any Class of the Notes and (ii) is not prohibited by Regulation RR (as determined by the Servicer), or (y) add credit enhancement for the benefit of any Class of the Notes.

This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuing Entity, with the written consent of (a) the Indenture Trustee, (b) Noteholders holding Notes evidencing not less than a majority of the Note Balance, and (c) the Holders of Certificates

evidencing not less than 50% of the beneficial interest in the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall: (a) reduce the interest rate or principal of any Note or Certificate, or delay the Class Final Scheduled Maturity Date of any Note or (b) reduce the aforesaid percentage of the Notes and the Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates affected thereby.

Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, prior thereto), the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, and, subject to Section 10.19, to each of the Rating Agencies.

It shall not be necessary for the consent of Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the other Basic Documents and that all conditions precedent to such execution and delivery by the Trustee and the Indenture Trustee have been satisfied. Any amendment which affects the rights, duties, immunities or liabilities of the Trustee or the Indenture Trustee shall require the Trustee’s or the Indenture Trustee’s written consent, as applicable. The Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

Notwithstanding anything herein to the contrary, any term or provision of this Agreement may be amended by the Seller, and the Servicer without the consent of any of the Noteholders, Certificateholders, the Issuing Entity, the Indenture Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

Section 10.2.      Protection of Title to Trust.

(a)            The Seller shall execute and file such financing statements, and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by applicable law fully to preserve, maintain and protect the right, title and interest of the Issuing Entity and the interests of the Indenture Trustee in the Receivables, the other property sold hereunder and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing. The Issuing Entity and the Indenture Trustee shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b)            Neither the Seller nor the Servicer shall change its name, identity or organizational structure in any manner that would or could reasonably be expected to make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the applicable provisions of the UCC and shall give the Trustee and the Indenture Trustee notice thereof no later than 10 days after the effective date thereof and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

(c)            Each of the Seller and the Servicer shall have an obligation to give the Trustee and the Indenture Trustee notice within 15 days after (and, in any case, no later than 10 days after the effective date thereof) of any relocation of its principal executive office or its “location” as defined in Section 9-307 of the UCC and if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its “location” (as defined in Section 9-307 of the UCC), within the United States of America.

(d)            The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit: (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)            The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuing Entity and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuing Entity and has been pledged to Citibank, N.A., as Indenture Trustee. Indication of the Issuing Entity’s and the Indenture Trustee’s interest in a Receivable may be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or purchased by the Servicer, or otherwise transferred to the Servicer or CNHICA pursuant to Section 4.3 hereof.

(f)            If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in equipment receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuing Entity and has been pledged to the Indenture Trustee. From and after the date of this Agreement, the Servicer will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Receivables (other than Reacquired Receivables).

(g)            The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable. The Indenture Trustee and its agents shall give reasonable notice of any such inspection or audit and such inspection shall be conducted in a manner that does not cause undue disruption or interference with the Servicer’s business.

(h)            Upon request, the Servicer shall furnish to the Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(i)            The Servicer shall deliver to the Trustee and the Indenture Trustee:

(1)            promptly after the execution and delivery of this Agreement, an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2)            within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either: (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

(j)            The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

(k)            [Reserved].

Section 10.3.      Notices. All demands, notices, directions, instructions and communications upon or to the Seller, the Servicer, the Issuing Entity, the Trustee, the Indenture Trustee, the Asset Representations Reviewer or, subject to Section 10.19, the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, or by facsimile, and shall be deemed to have been duly given upon receipt: (a) in the case of the Seller, to CNH Capital Receivables LLC, 6900 Veterans Boulevard, Burr Ridge,

Illinois 60527, Attention: Assistant Treasurer, (telephone: (630) 887-2008) (facsimile: (630) 887-5448), (b) in the case of the Servicer, to New Holland Credit Company, LLC, 100 Brubaker Avenue, New Holland, Pennsylvania 17557, Attention: Finance Manager (telephone (717) 355-3091) (facsimile: (630) 887-5448); with a copy to: New Holland Credit Company, LLC, 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, Attention: Assistant Treasurer, (facsimile: (630) 887-5448), (c) in the case of the Issuing Entity or the Trustee, at the Trustee’s Corporate Trust Office, (d) in the case of the Indenture Trustee, at its Corporate Trust Office, (e) in the case of the Asset Representations Reviewer, via electronic mail to ARRNotices@clayton.com, and to Clayton Fixed Income Services LLC, 2638 South Falkenburg Road, Riverview, FL 33578, Attention: SVP; with a copy to Clayton Fixed Income Services LLC, c/o Covius Services, LLC, 720 S. Colorado Blvd., Suite 200, Glendale, CO 80246, Attention: Legal, Email: legal@covius.com, (f) in the case of Standard & Poor’s, if Standard & Poor’s is a Rating Agency, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, (g) in the case of Fitch Ratings, Inc., if Fitch Ratings, Inc. is a Rating Agency, to Fitch Ratings, Inc., 300 West 57th Street, New York, New York 10019, and (h) in the case of Moody’s, if Moody’s Investors Service, Inc. is a Rating Agency, Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007.

Section 10.4.      Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.7, 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer, except that the Seller may assign any or all of its rights to payment under this Agreement.

Section 10.5.      Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuing Entity, the Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.6.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.7.      Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.8.      Electronic Signatures. Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act, and the parties hereby waive any objection to the contrary.

Section 10.9.      Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.10.      Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.11.      Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuing Entity to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuing Entity in, to and under the Receivables and/or the assignment of any or all of the Issuing Entity’s rights and obligations hereunder to the Indenture Trustee, and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if the right or remedy had been enforced or executed by the Issuing Entity.

Section 10.12.      Nonpetition Covenants. (a)  Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date that is one year and one day after the termination of this Agreement, with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Issuing Entity to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuing Entity. The foregoing shall not limit the right of the Servicer and the Seller to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against the Issuing Entity by any Person other than the Servicer or the Seller.

(b)            Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement, with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller. The foregoing shall not limit the right of the Servicer to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against the Seller by any Person other than the Servicer.

Section 10.13.      Limitation of Liability of Trustee and Indenture Trustee. (a) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as

Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

(b)            Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee, and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity.

Section 10.14.      Conditions Precedent to Other Financing Transactions. The Seller shall not enter into any receivables sale or other financing transaction unless either the appropriate documents relating thereto contain provisions substantially to the effect set out in Sections 11.17 and 11.19 of the Indenture or such transaction otherwise shall have satisfied the Rating Agency Condition.

Section 10.15.      Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuing Entity or the Seller or any of their Affiliates, at the expense of such party, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 10.16.      Information to Be Provided by the Indenture Trustee.

(a)            For so long as the Issuing Entity is required to report under the Exchange Act, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Seller, in writing, such information regarding the Indenture Trustee as is requested by the Seller for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Seller, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.

(b)            As soon as available but no later than March 15 of each calendar year for so long as the Issuing Entity is required to report under the Exchange Act, commencing in 2024, the Indenture Trustee shall:

(i)            deliver to the Seller a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit H or such criteria as mutually agreed upon by the Seller and the Indenture Trustee;

(ii)            deliver to the Seller a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)            deliver to the Seller and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) (a “Sarbanes Certification”) on behalf of the Issuing Entity or the Seller a certification substantially in the form attached hereto as Exhibit I or such form as mutually agreed upon by the Seller and the Indenture Trustee; and

(iv)            notify the Seller in writing of any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party, provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 10.17.      Form 8-K Filings. So long as the Seller is filing Exchange Act Reports with respect to the Issuing Entity, the Indenture Trustee shall promptly notify the Seller, but in no event later than one Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Seller or the Servicer has actual knowledge).

Section 10.18.      Indemnification. (a) Citibank, N.A. shall indemnify the Seller, each Affiliate of the Seller and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act of 1933, as amended, and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(1)            (A) any untrue statement of a material fact contained in the Servicing Criteria assessment and any other information required to be provided by Citibank, N.A. to the Seller or its Affiliates under Section 10.15 (excluding clause (b)(ii) of Section 10.15), 10.16 (such information, together with the Citibank Information as defined in the Certificate of Citibank, N.A. attached hereto as Exhibit J, the “Provided Information”), or (B) the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the related information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Provided Information or any portion thereof is presented together with or separately from such other information; or

(2)            any failure by Citibank, N.A. to deliver any Servicing Criteria assessment, information, report, certification, accountants’ letter or other material when and as required under Sections 10.15 and 10.16;

(b)            In the case of any failure of performance described in clause (a)(2) of this Section, Citibank, N.A. shall promptly reimburse the Seller for all costs reasonably incurred in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by Citibank, N.A.

Notwithstanding anything to the contrary contained herein, in no event shall Citibank, N.A. be liable for special, indirect or consequential damages of any kind whatsoever, including but not limited to lost profits, even if Citibank, N.A. has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)            The Seller agrees to indemnify and hold harmless, Citibank, N.A. and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Citibank, N.A. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, any and all claims, losses, liabilities, actions, suits, judgments demands, damages, costs or expenses (including reasonable fees and expenses of attorneys) of any nature resulting from or directly related to (i) any untrue statement of a material fact contained under the heading “Depositor” in the Preliminary Prospectus or the Prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated under the heading “Depositor” in the Preliminary Prospectus, the Prospectus or necessary to make the statements under the heading “Depositor” in the Preliminary Prospectus or the Prospectus, in the light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth under the heading “Depositor” in the Preliminary Prospectus or the Prospectus.

Notwithstanding anything to the contrary contained herein, in no event shall the Seller be liable for special, indirect or consequential damages of any kind whatsoever, including but not limited to lost profits, even if the Seller has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 10.19.      Communications with Rating Agencies. The parties hereto (other than the Seller and its Affiliates but excluding the Issuing Entity) agree that any notices or requests to, or any other written communications with, any of the Rating Agencies, or any of their respective officers, directors or employees, to be given or provided to such Rating Agencies pursuant to, in connection with or related, directly or indirectly, to the Basic Documents, the Collateral or the Notes, shall be in each case either (i) furnished to the Seller who shall forward such communication to the Rating Agencies, or (ii) furnished directly to the Rating Agencies with a prior copy to the Seller. In either case, the parties hereto (other than the Seller and its Affiliates but excluding the Issuing Entity) further agree to provide such notices, requests and communications or copies thereof, as applicable, to the Seller at least one Business Day prior to the date when such notices, requests and communications are required to be delivered (or are in fact delivered, whichever is earlier) to the Rating Agencies pursuant to the Basic Documents. So long as any Notes are Outstanding, each party hereto (other than the Seller and its Affiliates but excluding the Issuing Entity) agrees that neither it nor any party on its behalf shall engage in any oral communications with respect to the transactions contemplated hereby, under the Basic Documents or in any way relating to the Notes with any Rating Agency or any of their respective officers, directors or employees, without the participation of the Seller.

Section 10.20.      PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Indenture Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties hereto agrees to provide to the Indenture Trustee, upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Indenture Trustee to comply with Applicable Law.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CNH EQUIPMENT TRUST 2023-A

By:	Wilmington Trust Company,
not in its individual capacity, but solely as Trustee of the Trust

By:
Name:
Title:

CNH CAPITAL RECEIVABLES LLC
as Seller

By:
	Name:	Daniel Willems Van Dijk
	Title:	Assistant Treasurer

NEW HOLLAND CREDIT COMPANY, LLC
as Servicer

By:
	Name:	Daniel Willems Van Dijk
	Title:	Assistant Treasurer

Acknowledged and Accepted:

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Sale and Servicing Agreement

EXHIBIT A
to Sale and Servicing Agreement

[RESERVED]

A-1

EXHIBIT B
to Sale and Servicing Agreement

[RESERVED]

B-1

EXHIBIT C
to Sale and Servicing Agreement

FORM OF SERVICER’S CERTIFICATE

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890,
Attention: Corporate Trust Administration

Citibank, N.A., as Indenture Trustee
388 Greenwich St. 14th Floor
New York, NY 10013
Telephone: 713-693-6677
Attention: Agency & Trust – CNH Equipment Trust 2023-A

CNH Capital Receivables LLC 6900 Veterans Boulevard Burr Ridge, Illinois 60527 Attention: Assistant Treasurer

[Insert each Rating Agency, if any]

C-1

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

Asset Backed Certificate

Please contact [________] at [___]-[___]-[____] with any questions regarding this report or email abs@cnh.com

For additional information consult http://investors.cnh.com

Cutoff Date		[ ]
Date Added		[_____]	[_____]	[_____]	[_____]
Pool	Period	Pool 1	Pool 2	Pool 3	Pool 4
Scheduled Cashflows	0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58

C-2

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78

Total Amount of Scheduled Cashflow	Total
Discount Rate
Beginning Contract Value
Scheduled Contract Value Decline
Unscheduled Contract Value Decline
Additional Contract Value Added
Ending Contract Value

C-3

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

Asset Backed Certificate

Dated Date (30/360)
Dated Date (act/360)
Scheduled Payment Date
Actual Payment Date
Days in accrual period (30/360)
Days in accrual period (act/360)

Note Distribution Account deposit
Certificate Distribution Account deposit
Note Monthly Principal Distributable Amount
Additional Note Monthly Principal Distributable Amount
Spread Account Deposit
Amount required to be deposited into the Collection Account during the calendar month

Collateral Summary
Wtd. Average Discount Rate
Beginning Contract Value
Scheduled Contract Value Decline
Unscheduled Contract Value Decline
Additional Contract Value Purchased
Ending Contract Value

Total Beginning Balance (Pool Balance)
Pool Balance as of end of last day of preceding Collection Period
Total Ending Balance (Pool Balance)

Purchase Amount of Receivables purchased due to Modification Purchase Events in the related Collection Period
Purchase Amount of all other purchases and repurchases in the related Collection Period

Collections and Reinvestment Income
Receipts During the period (net of servicer's liquidation expenses)

Warranty Repurchases
Contracts deferred beyond Final Scheduled Maturity Date
Government obligors
Total Warranty Repurchases

Total Collections For The Period

Reinvestment Income

Total Collections + Reinvestment Income For The Period

Other
Target Overcollateralization Amount met (Yes/No)

C-4

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

Asset Backed Certificate

Actual Payment Date

Party Receiving
	General Purpose of	Fee or Expense
Calculation of Distributable Amounts	Fee or Expense	Amount
CNH
Current Asset Representations Fee Due
Past Due Asset Representations Fee
Total Asset Representations Review Fee Due	Provide for asset representations reviewer as required

Current Servicing Fee Due
Past Due Servicing Fee
Total Servicing Fee Due	Provide for servicer as required

Current Administration Fee Due
Past Due Administration Fee
Total Administration Fee Due	Provide for trust administrator

Reimbursable Expenses of the Asset Representations Reviewer Due
Past Due Reimbursable Expenses of the Asset Representations Reviewer
Total Reimbursable Expenses of the Asset Representations Reviewer Due	To cover expenses of asset representations reviewer

Indemnities of the Asset Representations Reviewer Due
Past Due Indemnities of the Asset Representations Reviewer
Total Indemnities of the Asset Representations Reviewer Due	To indemnify asset representations reviewer

Reimbursable Expenses of the Servicer Due
Past Due Reimbursable Expenses of the Servicer
Total Reimbursable Expenses of the Servicer Due	To cover expenses of servicer

Total Principal Balance of Notes (Beginning of Period)
A-1 notes Beginning Principal balance
A-2 notes Beginning Principal balance
A-3 notes Beginning Principal balance
A-4 notes Beginning Principal balance

C-5

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

	Type	Coupon/Spread	Daycount
A-1 notes Current Interest Due
A-2 notes Current Interest Due
A-3 notes Current Interest Due
A-4 notes Current Interest Due
A-1 notes Past Due Interest
A-2 notes Past Due Interest
A-3 notes Past Due Interest
A-4 notes Past Due Interest

A-1 notes Interest Due on Past Due Interest
A-2 notes Interest Due on Past Due Interest
A-3 notes Interest Due on Past Due Interest
A-4 notes Interest Due on Past Due Interest

A-1 notes Total Interest Due
A-2 notes Total Interest Due
A-3 notes Total Interest Due
A-4 notes Total Interest Due

A-1 notes Principal Due
A-2 notes Principal Due
A-3 notes Principal Due
A-4 notes Principal Due

Total notes Interest Due
Total notes Principal Due
Total notes Distributable Amount

C-6

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

Asset Backed Certificate

Actual Payment Date

Cash Available for Distribution
Total Collections + Reinvestment Income For The Period

Beginning Spread Account Balance
Deposits from Spread Account to Distribution Account

Total Cash Available

Cash Allocation (Cashflow Waterfall)	Available Cash
Asset Representation Reviewer Fee, Expenses and Indemnities up to a Maximum of $200,000 Per Year Paid
Asset Representation Reviewer Fee, Expenses and Indemnities up to a Maximum of $200,000 Per Year Shortfall

Servicing Fee Paid
Servicing Fee Shortfall

Administration Fee Paid
Administration Fee Shortfall

Remaining Cash Available to Pay Note Interest

Cash Available to Pay Note Interest
Cash Available to Pay Termination Payment

Class A-1 notes Interest Paid
Class A-2 notes Interest Paid
Class A-3 notes Interest Paid
Class A-4 notes Interest Paid

Class A-1 notes Interest Shortfall
Class A-2 notes Interest Shortfall
Class A-3 notes Interest Shortfall
Class A-4 notes Interest Shortfall

Class A-1 notes Principal Paid
Class A-2 notes Principal Paid
Class A-3 notes Principal Paid
Class A-4 notes Principal Paid

Deposits to Spread Account

Additional Note Monthly Principal Distributable Amount (this Period)
LTD Additional Note Monthly Principal Distributable Amount

Total Principal Balance of Notes (End of Period)
A-1 notes Ending Principal balance
A-2 notes Ending Principal balance
A-3 notes Ending Principal balance
A-4 notes Ending Principal balance

Release excess to the Certificateholders

C-7

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

Asset Backed Certificate

Actual Payment Date

Summary and Factors					Amount	Factor	Per/$1000
Total Principal Balance of Notes (Beginning of Period)
A-1 notes Beginning Principal balance
A-2 notes Beginning Principal balance
A-3 notes Beginning Principal balance
A-4 notes Beginning Principal balance

Total Principal Balance of Notes (End of Period)		WAL
A-1 notes Ending Principal balance
A-2 notes Ending Principal balance
A-3 notes Ending Principal balance
A-4 notes Ending Principal balance

Class A-1 notes Interest Paid
Class A-2 notes Interest Paid
Class A-3 notes Interest Paid
Class A-4 notes Interest Paid

Class A-1 notes Interest Shortfall
Class A-2 notes Interest Shortfall
Class A-3 notes Interest Shortfall
Class A-4 notes Interest Shortfall

Class A-1 notes Principal Paid
Class A-2 notes Principal Paid
Class A-3 notes Principal Paid
Class A-4 notes Principal Paid

Spread Account
Required Spread Account Deposit
Required Spread Account Target

Required Spread Account	2.25%
Beginning Spread Account Balance
Spread Account Withdrawals to Distribution Account
Spread Account Deposits from Excess Cash
Spread Account Released to Seller
Ending Spread Account Balance

Purchases	Units	Cut-Off Date	Closing Date	Original Pool Balance
Purchase
Total

Total Release to Seller

"The Administrator hereby directs the Indenture Trustee to pay on the Payment Date set forth above from the Certificate Distribution Account to the Certificateholders, on a pro rata basis, zero payment."

C-8

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

[Risk Retention

[In the first report to noteholders include:]

(A) The fair value of the certificates on the closing date

(i) was equal to [ ]% of the sum of the fair value of the notes and the certificates as of the closing date;

(ii) was equal to $[ ]

(B) The amount deposited to the spread account on the closing date:

(i) was equal to [ ]% of the sum of the fair value of the notes and certificates as of the closing date;

(ii) was equal to $[ ]

The fair value of the certificates and the amount on deposit in the spread account as of the closing date collectively equal:

(i) [insert (A)(i) plus (B)(i)]% of the sum of the fair value of the notes and the certificates as of the closing date;

(ii) $[ insert (A)(ii) plus (B)(ii)]

[To insert here a description of any material changes in the methodology or inputs and assumptions used to calculate the fair value, each as described in “Credit Risk Retention” in the final prospectus for this transaction.]]

POOL STATISTICS

Collateral Composition

Number of Receivables at Beginning of Period
Number of Receivables at End of Period

Weighted Average Coupon of Receivables
Weighted Average Original Term of Receivables
Weighted Average Remaining Term of Receivables

Pool Factor
A-1 Note Pool Factor
A-2 Note Pool Factor
A-3 Note Pool Factor
A-4 Note Pool Factor
Unscheduled Contract Value Decline - Monthly
Unscheduled Contract Value Decline - Life-to-Date

Collateral Performance

Contractual Delinquency: (1)	Count	%	Amount	%
31-60 Days delinquent
61-90 Days delinquent
91-120 Days delinquent
121-150 Days delinquent
151-180 Days delinquent
181 + Days delinquent
TOTAL

Amounts Past Due (2)
Scheduled Amounts 30 - 59 days past due
Scheduled Amounts 60 days or more past due

ARR Delinquency Trigger (61+ Days Delinquent Receivables)
Period (from Cutoff Date)
1-12 [ ]%
13-48+ [ ]%
End of Collection Period 61+ days delinquent Receivables as a percentage of the Pool Balance	[ ]%

Do end of Collection Period 61+ days delinquent Receivables as a percentage of the Pool Balance meet or exceed the applicable ARR Delinquency Trigger percentage (did Delinquency Trigger occur)?	[Y/N]

C-9

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

	Amount	Count (3)%
Net and Realized Losses

Net Losses (4)

Write Down Amount on 180 Day Receivables
Monthly Realized Losses (Total)
Net Losses as a % of the Average Pool Balance
Average Net Losses on all Receivables that have experienced a Net Loss this period
Life-to-Date Net Losses

Cumulative Write Down Amount on 180 Day Receivables
Cumulative Realized Losses (Total)
Life-to-Date Net Losses as a % of the Initial Pool Balance
Average Net Losses on all receivables that have experienced a Net Loss

Repossession Inventory and 180-Day Receivables

Repossessed Equipment not Sold or Reassigned (Beginning) (5)
Repossessed Equipment not Sold or Reassigned (End)

Balance of 180 Day Receivables (Beg of month) (6)
Balance of 180 Day Receivables (End of month)

(1) Delinquent amount represents, for all Receivables (including 180-Day and Repossessed Receivables, but excluding Liquidated or Purchased Receivables) with respect to which any amounts are delinquent, the outstanding principal balance plus any missed interest, with Repossessed Receivables stated at their estimated realizable value.

(2) Scheduled amount past due represents the amount of missed principal and interest payments plus any fees.

(3) The sum of the monthly count of Receivables will not equal the life-to-date count of Receivables due to loss activity on the same Receivable occurring in multiple months. Duplicate Receivables have been removed from the life-to-date count.

(4) Net Losses are the sum of (a) the estimated realizable loss at the time of repossession, (b) full charge-off if written off without a repossession and (c) adjustment to the estimated realizable loss for proceeds from liquidation of Repossessed Receivables.  Net Loss percentages and Average Net Losses are based on Net Losses excluding Write Down Amounts on 180-Day Receivables.

(5) Repossessed Receivables are stated at estimated realizable value.

(6) Balance of 180-Day Receivables is stated at outstanding principal balance and any fees.

C-10

CNH Equipment Trust 2023-A

$190,000,000 Class A-1 5.425% Asset Backed Notes due May 15, 2024

$305,000,000 Class A-2 5.34% Asset Backed Notes due September 15, 2026

$275,000,000 Class A-3 4.81% Asset Backed Notes due August 15, 2028

$47,010,000 Class A-4 4.77% Asset Backed Notes due October 15, 2030

STATEMENTS TO NOTEHOLDERS

1	Has there been a material change in practices with respect to charge offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience?

2	Have there been any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Collection Period?

3	Have there been any material breaches of representations, warranties or covenants contained in the Receivables?

4	Has there been an issuance of notes or other securities backed by the Receivables?

5	Has there been a material change in the underwriting, origination or acquisition of Receivables?

Interest and Principal Payments Pursuant to Section 5.6(d) and (e)(ii) of the Sale and Servicing Agreement
Distribution Amount	Class A-1 Notes
1. Interest Due on each of the following Payment Dates (assuming no principal reduction)
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
2. Total Outstanding Principal Payment Due at Final Scheduled Maturity Date	[ ]

3. Final Scheduled Maturity Date	[ ]

Distribution Amount	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
1. Interest Due on each following Payment Date (assuming no principal reduction)	[ ]	[ ]	[ ]
2. Total Outstanding Principal Payment Due at Final Scheduled Maturity Date	[ ]	[ ]	[ ]
3. Final Scheduled Maturity Date	[ ]	[ ]	[ ]

C-11

EXHIBIT D
to Sale and Servicing Agreement

FORM OF ASSIGNMENT

For value received, in accordance with and subject to the Sale and Servicing Agreement dated as of April 1, 2023 (the “Sale and Servicing Agreement”) among the undersigned, New Holland Credit Company, LLC (“NH Credit”) and CNH Equipment Trust 2023-A (the “Issuing Entity”), the undersigned does hereby sell, assign, transfer set over and otherwise convey unto the Issuing Entity, without recourse, all of its right, title and interest in, to and under: (a) the Receivables, which are listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all monies paid thereunder on or after the Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Receivables and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the Receivables from claims on insurance policies covering Financed Equipment or Obligors (to the extent not used to purchase Substitute Equipment), (d) the Purchase Agreement, including the right of the undersigned to cause CNH Industrial Capital America LLC (“CNHICA”) to repurchase Receivables from the undersigned under the circumstances described therein, (e) any proceeds from recourse to Dealers with respect to the Receivables, (f) any Financed Equipment that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, (g) all funds on deposit from time to time in the Trust Accounts, including the Spread Account Deposit, and in all investments and proceeds thereof (including all income thereon), and (h) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuing Entity of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Sale and Servicing Agreement.

D-1

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _____________, 2023

CNH CAPITAL RECEIVABLES LLC

By:
Name:
Title:

D-2

SCHEDULE A
to Assignment

SCHEDULE OF RECEIVABLES

[ATTACHED HERETO]

D-3

EXHIBIT E
to Sale and Servicing Agreement

[RESERVED]

E-1

EXHIBIT F
to Sale and Servicing Agreement

[RESERVED]

F-1

EXHIBIT G

to Sale and Servicing Agreement

[RESERVED]

G-1

EXHIBIT H

to Sale and Servicing Agreement

MINIMUM SERVICING CRITERIA TO BE ADDRESSED IN
ASSESSMENT OF COMPLIANCE STATEMENT

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	N/A
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	N/A
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	N/A
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	N/A
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A

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Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	N/A
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.	N/A
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X (solely with respect to remittances)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	N/A
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	N/A
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	N/A
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	N/A

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Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	N/A
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	N/A
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

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EXHIBIT I

to Sale and Servicing Agreement

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re:	CNH Equipment Trust 2023-A

Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to CNH Capital Receivables LLC (the “Seller”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)          It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Seller pursuant to the Sale and Servicing Agreement (the “Agreement”), dated as of April 1, 2023, by and between New Holland Credit Company, LLC, the Seller and CNH Equipment Trust 2023-A (collectively, the “Indenture Trustee Information”);

(2)          There were no material instances of noncompliance identified in the Servicing Assessment or in the Attestation Report that involved the servicing of the assets backing the asset-backed securities issued by CNH Equipment Trust 2023-A [, except for [list each applicable 1122 item]] (collectively, the “Trust Instances Information”)];

(3)          [Insert discussion of any steps taken to remedy each material instance of noncompliance identified in the Indenture Trustee Information for the current or any preceding year, as well as the current status of those steps (collectively, the “Remedy Information”)];

(4)          To the best of its knowledge, the Indenture Trustee Information, the Trust Instances Information and the Remedy Information, each taken as a whole, respectively, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information, the Trust Instances Information or the Remedy Information, respectively; and

(5)          To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Agreement or this Certification has been provided to the Seller.

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CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

Date:

By:
Name:
Title:

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EXHIBIT J

to Sale and Servicing Agreement

CERTIFICATION OF CITIBANK, N.A.

__________, 2023

CNH Capital Receivables LLC

6900 Veterans Boulevard

Burr Ridge, Illinois 60527

CNH Industrial Capital America LLC

6900 Veterans Boulevard

Burr Ridge, Illinois 60527

CNH Equipment Trust 2023-A

6900 Veterans Boulevard

Burr Ridge, Illinois 60527

Citigroup Global Markets Inc., as representative of the several underwriters

388 Greenwich Street

New York, New York 10013

BNP Paribas Securities Corp., as representative of the several underwriters

787 7th Avenue

New York, New York 10019

J.P. Morgan Securities LLC, as representative of the several underwriters

383 Madison Avenue, 8th Floor

New York, New York 10179

SG Americas Securities, LLC, as representative of the several underwriters

245 Park Avenue

New York, New York 10167

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Re:	CNH Equipment Trust 2023-A

Ladies and Gentlemen:

Reference is made to (i) the prospectus (subject to completion, dated April 13, 2023) (the “Preliminary Prospectus”) relating to the Class A Notes offered therein (the “Notes”), and (ii) the final prospectus dated April 18, 2023 (the “Prospectus”) relating to the Class A Notes.

For purposes of this letter, “Citibank Information” shall mean (i) the statements contained in the Preliminary Prospectus and Prospectus under the heading “The Indenture Trustee” (to the extent relating to the Indenture Trustee), attached hereto as Exhibit A, and (ii) the statements contained in the Preliminary Prospectus and Prospectus under the heading “Legal Proceedings” (to the extent relating to the Indenture Trustee) attached hereto as Exhibit B.

The undersigned hereby certifies that the Citibank Trust Information does not, as of the date of the Preliminary Prospectus (April 13, 2023) or the date of the Prospectus (April 18, 2023), (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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Sincerely,

CITIBANK, N.A., as Indenture Trustee

By:
Name:
Title:

Letter re: Citi Information

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EXHIBIT A

The indenture trustee under the indenture pursuant to which the notes will be issued is Citibank, N.A. (“Citibank”), a national banking association with its office located at 388 Greenwich Street, New York, NY 10013, and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as indenture trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2022, Citibank’s Agency and Trust group manages in excess of $8 trillion in fixed income and equity investments on behalf of over 3,000 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2022, Citibank acts as indenture trustee and/or paying agent for approximately 250 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

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EXHIBIT B

Not applicable.

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Schedule P

PERFECTION REPRESENTATION AND WARRANTIES

1.            General. The Sale and Servicing Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all of CNHCR’s right, title and interest in, to and under (i) the Receivables, (ii) the security interests in the Financed Equipment granted by Obligors pursuant to the Receivables and (iii) the Purchase Agreement in favor of the Issuing Entity, which, (a) is enforceable upon execution of the Sale and Servicing Agreement against creditors of and purchasers from CNHCR, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) upon filing of the financing statements described in clause 4 below will be prior to all other Liens (other than Liens permitted pursuant to clause 5 below).

2.            Characterization. The Receivables constitute “tangible chattel paper” or “electronic chattel paper”, as the case may be, within the meaning of UCC Section 9-102. The rights granted under the agreements described in clause 1 (ii) and (iii) constitute “general intangibles” within the meaning of UCC Section 9-102.  CNHCR has taken all steps necessary to perfect its security interest in the property securing the Receivables within 10 days of the Closing Date.

3.            Creation. Immediately prior to the conveyance of the Receivables pursuant to the Sale and Servicing Agreement, CNHCR owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person.

4.            Perfection. CNHCR has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Issuing Entity under the Sale and Servicing Agreement in the Receivables.  With respect to the Receivables that constitute tangible chattel paper, the Servicer or a Subservicer, as custodian, received possession of such original tangible chattel paper and the Issuing Entity has received a written acknowledgment (which is contained in the Sale and Servicing Agreement) from such custodian that it is acting solely as agent of the Issuing Entity and the Indenture Trustee.  With respect to the Receivables that constitute electronic chattel paper, the Servicer, as custodian, has “control” within the meaning of UCC Section 9-105 of such electronic chattel paper. All financing statements filed under this clause 4 contain a statement that “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party”.

5.            Priority. Other than the security interests granted to the Issuing Entity pursuant to the Sale and Servicing Agreement and any other security interest which has been released or terminated, CNHCR has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. CNHCR has not authorized the filing of and is not aware of any financing statements against CNHCR that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interests granted to the Issuing Entity under the Sale and Servicing Agreement and the security interests granted in connection with the documents relating to the Prior Securitization, each of which have been released, (ii) that has been terminated or has released the Receivables from such security interest, or (iii) that has been granted pursuant to the terms of the Basic Documents.  None of the chattel paper that constitutes or

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evidences the Receivables has any marks or notations indicating that they have pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.  CNHCR is not aware of any judgment, ERISA or tax lien filings against it.

6.            Survival of Perfection Representations.  Notwithstanding any other provision of the Sale and Servicing Agreement or any other Basic Document, the Perfection Representations contained in this Schedule P shall be continuing, and remain in full force and effect (other than with respect to Reacquired Receivables).

7.            No Waiver.  The parties to the Sale and Servicing Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive a material breach of any of the representations and warranties in this Schedule P (the “Perfection Representations”); (ii) shall provide the Ratings Agencies with prompt written notice of any material breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a material breach of any of the Perfection Representations.

8.            Servicer to Maintain Perfection and Priority.  The Servicer covenants that, in order to evidence the interests of CNHCR and Issuing Entity under this Agreement, Servicer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by Issuing Entity) to maintain and perfect, as a first priority interest, Issuing Entity’s security interest in the Receivables.  Servicer shall, from time to time and within the time limits established by law, prepare and present to Issuing Entity for Issuing Entity to authorize the Servicer to file all financing statements, amendments, continuations, financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Issuing Entity’s security interest in the Receivables as a first-priority interest (each a “Filing”). Issuing Entity shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of CNHCR or Issuing Entity where allowed by applicable law.

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